UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2013

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.                  Submission of Matters to a Vote of Security Holders.

On June 27, 2013, Molycorp, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement filed on May 15, 2013 for the Annual Meeting.

Proposal 1. The stockholders elected Ross R. Bhappu, Constantine E. Karayannopoulos, Mark S. Kristoff and Alec Machiels as directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Name	For	Withhold	Broker Non-Votes
Ross R. Bhappu	95,772,109	5,134,013	50,823,283
Constantine E. Karayannopoulos	95,753,836	5,152,286	50,823,283
Mark S. Kristoff	85,383,077	15,523,045	50,823,283
Alec Machiels	93,355,869	7,550,253	50,823,283

Proposal 2. The stockholders approved the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013. The voting results were as follows:

For	Against	Abstain
148,520,968	1,357,629	1,850,808

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Kevin W. Johnson
		Name:	Kevin W. Johnson
		Title:	Executive Vice President and General Counsel

Date: July 3, 2013